Teleflex Incorporated Fourth Quarter and Full Year 2005 Earnings Conference Call Exhibit 99.1

Forward Looking Statements This presentation and our discussion contain forward-looking information and statements including, but not limited to, such matters as business strategies, market trends, future financial performance, forecast of diluted earnings per share, forecast of cash flow from operations, cost of restructuring actions, gain or loss from divestitures, and other matters which inherently involve risks and uncertainties which could cause actual results to differ from those projected or implied in the forward-looking statements. Please refer to the Company's SEC filings including its most recent Form 10-K. Further historical information including unaudited proforma segment results that reflect discontinued operations is available at www.teleflex.com. This presentation includes certain non-GAAP financial measures. Reconciliation of those measures to the most comparable GAAP measures is contained within this presentation. Segment operating profit is defined as a segment's revenues reduced by its materials, labor, and other product costs along with the segment's selling, engineering, and administrative expenses and minority interest. Unallocated corporate expenses, restructuring costs, gain on sale of businesses and assets, interest income and expense and taxes on income are excluded from the measure.

Jeff Black President and Chief Executive Officer

Overview of 2005 Major accomplishments in a record year: Integrated HudsonRCI Executed restructuring program Continued topline growth Realigned business portfolio Instituted stock buyback Repatriated $300 million cash

Teleflex Today Manufacturing and distribution integrated 100 principal operations (down from 130 pre-restructuring) Enhanced competitive positioning Global footprint More efficient manufacturing and distribution 30% of revenues manufactured in low cost environments Loss-making businesses eliminated Teleflex: A tough, focused, nimble competitor

2005 Financial Results at a Glance Continuing operations deliver multiple financial records: Revenues Operating profit Operating cash flow Asset velocity A solid balance sheet: Incremental debt for Hudson acquisition substantially repaid $300 million cash repatriated A commitment to return capital to shareholders: 14% dividend increase $140 million stock buyback, $47 million invested through 12/25/05

Teleflex Moving Forward Enhance global presence Expand in new markets Leverage cost-effective manufacturing platforms Invest in new product development Focused on core growth Expand through acquisitions, partnerships New products, new growth platforms, new markets Continue to refine manufacturing platform Remain focused, flexible and cost-effective

Martin Headley Executive Vice President and Chief Financial Officer

Three and Twelve Month Summary of Continuing Operations

Summary Financial Performance - Q4 2005

Summary Financial Performance - 2005

Q4 2005 Results Medical Segment Core revenues flat Dispositions OEM customer delays Delivery delays related to distribution center consolidation Operating profits Down 2.8% excluding lag and currency impact Distribution center consolidation * Excluding lag accounting and currency impact

Q4 2005 Results Commercial Segment Revenues up 1% 4% core growth Auto and industrial up New programs Impact of currency (3%) Operating profits up 3% Improved productivity and impact of restructuring offset by product mix

Q4 2005 Results Aerospace Segment - Revenues up 18% 19% core growth Repair products and services Cargo loading systems (both wide body and containers) Increased sales of precision- machined components for aircraft engines Operating profits Solid execution across the board Elimination of loss-making businesses

Teleflex: Powerful Cash Flow Generation Amounts exclude businesses which are reported as discontinued operations. These discontinued operations have not historically been separately identified, consolidated, and audited as presented in this schedule. Operating cash flow up 32% in 2005 (49% since 2003) Free cash flow up 36% in 2005 (91% since 2003) Cash conversion above 200% of underlying earnings in 2004 and 2005 Projecting continued strong cash flow performance in 2006

Asset Velocity Asset velocity improvement continues, ends year at 15.5% Note: Asset velocity is working capital (excluding cash, debt, and deferred taxes) as a percentage of annualized quarterly sales

Teleflex Continues to Return Cash to Shareholders Stock Buyback Program: Announced 7/26/05 Shares repurchased through year end: 690,100 shares $46.5 million invested $93.5 million remains authorized

Strong Balance Sheet for Future Growth

2006 Guidance Diluted earnings per share from continuing operations before restructuring charges and options expense: $4.05 to $4.25 Non-cash expense related to accounting for stock options of $7 to $8 million, or 12 to 14 cents per fully diluted share Restructuring charges: $18 to $23 million, or 28 to 37 cents per fully diluted share Operating cash flow anticipated in excess of $330 million

Finish medical restructuring Begin IT platform consolidation program Energize R&D initiatives New technologies New geographies New products Control costs Continue solid execution in Aerospace Segment Continue to return capital to shareholders through stock buyback program 2006 Objectives

Question and Answer Session

Appendix A - Reconciliation of Net Debt to Total Capital Calculation

Appendix B - Reconciliation of Free Cash Flow